                                                                   EXHIBIT 23(c)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reserve report to the interest of Plains Resources Inc. and Subsidiary (collectively the Company) dated January 31, 1997, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       /s/ Frederic D. Sewell
                                       _____________________________________
                                       Frederic D. Sewell
                                       President


Dallas, Texas
August 13, 1997